Exhibit 99.1

MISONIX FISCAL 2020 FIRST QUARTER

RECORD QUARTERLY PRODUCT REVENUE OF $11.1 MILLION

FARMINGDALE, N.Y., (November 7, 2019) – Misonix, Inc. (Nasdaq: MSON) (“Misonix” or the “Company”), a provider of minimally invasive therapeutic ultrasonic medical devices and regenerative products that enhance clinical outcomes, today reported financial results for the fiscal 2020 first quarter ended September 30, 2019 as summarized below:

	Three Months Ended
	September 30,
	2019	2018
	(unaudited)	(unaudited)
Revenue:
Product revenue	$11,145,922	$9,361,164
Total revenue	$11,145,922	$9,361,164
Gross Profit	$7,909,275	$6,610,621
GP Percentage - product revenue	71.0%	70.6%
Pretax loss	$(2,288,508)	$(2,610,986)
Income tax benefit	$4,085,000	$-
Net income (loss)	$1,796,492	$(2,610,986)

EBITDA (1)	$(1,792,115)	$(2,244,398)
Adjusted EBITDA (1)	$307,444	$(644,377)

	September 30	June 30,
	2019	2019
	(unaudited)
Long Term Debt	$29,050,722	$-
Cash and cash equivalents	$12,860,578	$7,842,403

(1)	Definitions and disclosures regarding non-GAAP financial information including reconciliations are included at the end of this press release.

On September 27, 2019, Misonix acquired privately held Solsys Medical, LLC (“Solsys”). The results presented herein reflect the Company’s legacy Misonix operations as well as two days of revenue and four days of expenses from the acquired Solsys operations. In addition, beginning with the fiscal first quarter of 2020, Misonix adopted certain changes in the quarterly financial results related to the presentation of its sales performance supplemental data to more accurately reflect the Company’s two separate sales channels - its surgical and wound product divisions. Going forward, the Company will present total, domestic and international sales performance supplemental data for its surgical and wound divisions. As a result, the Company will no longer present total, domestic and international sales performance supplemental data based on its consumables and equipment products.

First Quarter Fiscal Year 2020 Highlights:

-	Fiscal first quarter 2020 revenue increased approximately 19.1% to $11.1 million, compared to $9.4 million in fiscal first quarter 2019. Total fiscal Q1 2020 product revenue growth reflects a 18.1% increase in surgical revenue and a 25.7% increase in wound revenue as compared to fiscal Q1 2019.

o	Fiscal first quarter 2020 domestic product revenue increased 21.1% to $6.5 million, including a 20.6% increase in surgical and a 22.9% rise in wound.

o	Fiscal first quarter 2020 international product revenue increased 16.3% to $4.6 million, including a 15.3% increase in surgical and an 81.5% rise in wound.

o	In fiscal first quarter 2020, Misonix implemented a limited market release of the Nexus platform.

-	Fiscal first quarter 2020 gross profit increased 19.6% to $7.9 million from the prior year period of $6.6 million, due principally to higher revenue and improved year-over-year gross profit margin.

-	Net income was approximately $1.8 million in the fiscal first quarter, or $0.17 per diluted share, compared to a net loss of approximately $2.6 million, or $0.29 per share, in the prior year. The year-over-year improvement was attributable to a $4.1 million income tax benefit relating to the acquisition of Solsys.

-	On September 27, 2019, Misonix completed its previously announced acquisition of privately held Solsys, in an all-stock transaction valued at approximately $109 million, consisting of the issuance by Misonix of approximately 5.7 million common shares to Solsys unitholders.

o	The acquisition of Solsys substantially broadens Misonix’s addressable market through wound care solutions that are complementary to its existing products, primarily SonicOne.

o	The combined company anticipates top line revenue growth in excess of 20% per annum.

Stavros Vizirgianakis, President and Chief Executive Officer of Misonix stated, “Our strong operating and financial momentum continues in fiscal 2020 as Misonix generated another period of double-digit revenue growth with record quarterly product revenue of $11.1 million, reflecting an 18.1% increase in surgical revenue and a 25.7% increase in wound revenue. Our top line growth, combined with the ongoing success of our initiatives focused on driving sales, productivity and efficiency across our wound and surgical divisions, resulted in a $1.3 million, or 19.6%, year-over-year increase in gross profit to $7.9 million along with strong gross margin of 71%.

“In early June, Misonix received 510(k) clearance from the U.S. Food and Drug Administration for Nexus, our revolutionary ultrasonic surgical platform, and in the 2020 fiscal first quarter, we received Conformité Européene Mark approval. With both regulatory authorizations completed, we began our limited release of Nexus to select customers across our domestic and European markets. We are extremely pleased with the initial results and the feedback we have received from physicians and hospitals regarding Nexus and remain confident in its ability to generate significant and profitable growth. Nexus will be the solution we focus on, particularly in the US, as we seek to expand our addressable market share across neuro, spine, ortho, wound and general surgery. We expect the rollout of Nexus to accelerate over the coming quarters as we meet a growing pipeline of demand.

“Late in the fiscal first quarter, we completed the acquisition of privately held Solsys Medical, doubling the size of the Company from a revenue and operating perspective, while almost tripling the sales force and strategically creating two separate sales channels to better support each of our two divisions, surgical and wound. Solsys’ leading cellular and tissue-based wound treatment, TheraSkin, is highly complementary to Misonix’s cutting-edge ultrasonic wound debridement solution, SonicOne. The addition of Solsys to our growing platform provides Misonix with a large direct advanced wound care channel-to-market that will enable the company to expand SonicOne sales, and together with TheraSkin, establish a new standard of care in the growing chronic wound care market. With revenues growing in excess of 20%, we expect to realize the operating and financial benefits of the Solsys transaction over the remainder of fiscal 2020 and beyond.

“In the coming quarters, we will continue to diligently work with the Solsys team to ensure a smooth integration while simultaneously delivering the top-quality products and services to which our growing base of customers has become accustomed. Our team is highly enthusiastic about our growth prospects. We remain committed to actively managing our business to best position Misonix for the future, with a goal of growing revenue in a prudent and profitable manner and we remain committed to actively managing our business to best position Misonix for the future with the goal of delivering world-class solutions clinically proven to improve patient outcomes, while creating new value for our healthcare partners and shareholders.”

Sales Performance Supplemental Data

	For the three months ended
	September 30		Net change
	2019	2018	$	%
Total
Surgical	$9,611,298	$8,140,395	$1,470,903	18.1%
Wound	1,534,624	1,220,769	313,855	25.7%
Total	$11,145,922	$9,361,164	$1,784,758	19.1%

Domestic:
Surgical	$5,115,022	$4,241,463	$873,559	20.6%
Wound	1,429,886	1,163,055	266,831	22.9%
Total	$6,544,908	$5,404,518	$1,140,390	21.1%

International:
Surgical	$4,496,276	$3,898,932	$597,344	15.3%
Wound	104,738	57,714	47,024	81.5%
Total	$4,601,014	$3,956,646	$644,368	16.3%

Joe Dwyer, Chief Financial Officer, added, “Misonix’s fiscal 2020 first quarter performance demonstrates the ongoing success of our disciplined approach to scaling our leading ultrasonic surgical and wound treatment product divisions. Total combined revenue across our surgical and wound divisions reflects a continuation in growth trends across our recurring consumables and equipment products that we experienced in the prior year period, with additional uplift from the limited release of our Nexus platform. In addition, we ended the quarter with a healthy balance sheet and $12.9 million in cash, giving us the financial flexibility to support our continued growth.

“Total operating expenses increased 10.4% to $10.2 million, compared to $9.2 million in the prior year period, reflecting a $1.0 million increase in general and administrative expense. The year-over-year rise in general and administrative expense is fully attributable to $1.8 million in Solsys transaction related expenses, including legal and banking fees, and lower non-cash stock compensation expense. Excluding non-recurring and non-cash expenses, total operating expenses for the quarter would have increased by 6.0% or $0.5 million, principally related to the growth of our sales force.

“The initiatives we have undertaken to meet growing demand for our products and to reduce inefficiencies in our procurement and supply chain are becoming more visible as we move through fiscal 2020. In this regard, the new processes and procedures that we implemented over the past few quarters to ensure we have optimal inventory levels to match customer demand are now driving improved productivity and a significant reduction in total outstanding backlog orders.

“In summary, we are successfully executing on our integration and operating strategies and will continue to follow the approach we have deployed to grow both the top and bottom line, while preserving a healthy balance sheet and capital structure. We believe that this momentum will continue and result in enhanced long-term shareholder value as we move through the remainder of fiscal 2020 and beyond. Given our high level of confidence in our outlook we reiterate our guidance for product revenue growth that exceeds 20%, along with gross profit margins of approximately 70%.”

Fiscal First Quarter 2020 Conference Call

Misonix will host a conference call and webcast today, Thursday, November 7, 2019, at 4:30 p.m. ET to discuss its financial results and operations and host a question and answer session. The dial in number for the audio conference call is 888-208-1711 (domestic) or 323-794-2577 (international), conference ID 5526893. Participants may also listen to a live webcast of the call at the Company’s website through the “Events and Presentations” section under “Investor Relations” at www.misonix.com. Following its completion, a replay of the webcast will be available for 30 days on the Company’s website, www.misonix.com.

About Misonix, Inc.

Misonix, Inc. (Nasdaq: MSON) designs, manufactures and markets minimally invasive ultrasonic medical devices used for precise bone sculpting, removal of soft and hard tumors and tissue debridement, primarily in the areas of neurosurgery, orthopedic surgery, plastic surgery, wound care and maxillo-facial surgery. The Company combined its SonicOne wound debridement application with the recently acquired TheraSkin product, a leading cellular skin substitute indicated for all wound treatments. The Company’s sales force operates as two divisions, Surgical (Neuro and Spine Applications) and Wound. At Misonix, Better Matters to us. That is why throughout the Company’s history, Misonix has maintained its commitment to medical technology innovation and the development of products that radically improve patient outcomes. Additional information is available on the Company’s web site at www.misonix.com.

Safe Harbor Statement

With the exception of historical information contained in this press release, content herein may contain “forward looking statements” that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include general economic conditions, delays and risks associated with the performance of contracts, risks associated with international sales and currency fluctuations, uncertainties as a result of research and development, acceptable results from clinical studies, including publication of results and patient/procedure data with varying levels of statistical relevancy, risks involved in introducing and marketing new products, potential acquisitions, consumer and industry acceptance, litigation and/or court proceedings, including the timing and monetary requirements of such activities, the timing of finding strategic partners and implementing such relationships, regulatory risks including approval of pending and/or contemplated 510(k) filings, the ability to achieve and maintain profitability in the Company’s business lines, access to capital, and other factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company disclaims any obligation to update its forward-looking statements.

Contact:
Joe Dwyer	Norberto Aja, Jennifer Neuman
Chief Financial Officer	JCIR
Misonix, Inc.	212-835-8500 or mson@jcir.com
631-694-9555

Misonix, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	For the three months ended
	September 30,
	2019	2018
Revenues
Product	$11,145,922	$9,361,164
Total revenue	11,145,922	9,361,164

Cost of revenue	3,236,647	2,750,543
Gross profit	7,909,275	6,610,621

Operating expenses:
Selling expenses	5,200,582	4,735,005
General and administrative expenses	4,207,807	3,183,384
Research and development expenses	771,411	1,304,766
Total operating expenses	10,179,800	9,223,155
Loss from operations	(2,270,525)	(2,612,534)

Other income (expense):
Interest income	18,877	19,813
Interest expense	(36,097)	-
Other	(763)	(18,265)
Total other income	(17,983)	1,548

Loss from operations before income taxes	(2,288,508)	(2,610,986)

Income tax benefit	4,085,000	-

Net income (loss)	$1,796,492	$(2,610,986)

Net income (loss) per share:
Basic	$0.18	$(0.29)
Diluted	$0.17	$(0.29)

Weighted average shares - Basic	9,686,402	9,100,123
Weighted average shares - Diluted	10,213,085	9,100,123

Misonix, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	September 30,	June 30,
	2019	2019
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$12,860,578	$7,842,403
Accounts receivable, less allowance for doubtful accounts of $100,000 and $100,000, respectively	12,727,152	5,360,454
Inventories, net	8,907,354	7,353,562
Prepaid expenses and other current assets	999,710	835,044
Total current assets	35,494,794	21,391,463

Property, plant and equipment, net of accumulated amortization and depreciation of $10,973,868 and $10,545,810, respectively	5,316,691	4,198,721
Patents, net of accumulated amortization of $1,236,829 and $1,204,589, respectively	774,010	779,100
Goodwill	110,787,776	1,701,094
Contract assets	960,000	960,000
Intangible assets	20,400,000	-
Lease right of use and other assets	1,669,775	920,921
Total assets	$175,403,046	$29,951,299

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$8,596,981	$5,357,736
Accrued expenses and other current liabilities	4,820,229	2,488,514
Current portion of lease liabilities	448,158	-
Total current liabilities	13,865,368	7,846,250

Non current liabilities:
Notes payable	29,050,722	-
Lease right of use liabilities	872,341	-
Other non-current liabilities	401,000	401,000
Total liabilities	44,189,431	8,247,250

Commitments and contingencies

Shareholders’ equity:
Common stock, $.0001 and $.01 par value-shares authorized 40,000,000; 15,353,185 and 9,646,728 shares issued and outstanding in each period	1,535	96,468
Additional paid-in capital	151,308,485	43,500,478
Accumulated deficit	(20,096,405)	(21,892,897)
Total shareholders’ equity	131,213,615	21,704,049

Total liabilities and shareholders’ equity	$175,403,046	$29,951,299

Use of Non-GAAP Financial Measures

The Company has presented the following non-GAAP financial measures in this press release: EBITDA and Adjusted EBITDA. The Company defines EBITDA as the net income (loss) as reported under GAAP, plus depreciation and amortization expense, interest expense and income tax expense (benefit). The Company defines Adjusted EBITDA as EBITDA plus non-cash stock compensation expense, merger and acquisition fees and engineering costs associated with its development of Nexus, its next generation platform.

We present these non-GAAP measures because we believe these measures are useful indicators of our operating performance. Our management uses these non-GAAP measures principally as a measure of our operating performance and believes that these measures are useful to investors because they are frequently used by analysts, investors and other interested parties to evaluate the operating performance of companies in our industry. We also believe that these measures are useful to our management and investors as a measure of comparative operating performance from period to period.

	Three Months Ended
	September 30,
	2019	2018

EBITDA:
Net income (loss)	$1,796,492	$(2,610,986)
Income tax benefit	(4,085,000)	$-
Depreciation and amortization	460,296	366,588
Interest expense	36,097	-
EBITDA	(1,792,115)	(2,244,398)

Non-cash stock compensation	345,084	1,004,498
M&A transaction fees	1,754,475	-
Nexus next generation engineering	-	595,523
Adjusted EBITDA	$307,444	$(644,377)